UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

PROSPECT CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	814-00659	43-2048643
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

10 East 40th Street, 44th Floor
New York, NY 10016
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 212-448-0702

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At 10:30 a.m. (Eastern Time) on December 10, 2010, Prospect Capital Corporation (the “Company”) held its Annual Meeting of Stockholders at the Company’s offices at 10 East 40th Street, 44th Floor, New York, New York 10016 (the “Annual Meeting”).  At the Annual Meeting, the Company’s common stockholders voted on three proposals, all of which were approved.  The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on September 17, 2010.  As of September 13, 2010, the record date, 76,204,185 shares of common stock were eligible to vote, which included 2,143,146 shares voted by affiliates.  The final voting results from the Annual Meeting were as follows:

Proposal 1.      The Company’s stockholders elected three directors of the Company.  William J. Gremp will serve as a Class I director until the annual meeting of stockholders of the Company in 2011 and until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity.  Each of Eugene S. Stark and John F. Barry III will serve as a Class III director until the annual meeting of stockholders of the Company in 2013 and until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity.  The three directors were re-elected pursuant to the voting results set forth below:

Name	For	Withheld	Broker Non-Votes
William J. Gremp	50,179,155	3,589,210	--
Eugene S. Stark	50,772,994	2,975,371	--
John F. Barry III	50,617,566	3,130,799	--

Proposal 2.      The Company’s stockholders ratified the selection of BDO USA LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011, as set forth below:

For	Against	Abstained	Broker Non-Votes
52,125,201	1,061,854	561,312	15,104

Proposal 3.      The Company’s stockholders approved a proposal to authorize the Company, with the approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, as set forth below:

For	Against	Abstained	Broker Non-Votes
38,958,433	8,441,417	882,066	5,481,554

Item 8.01.  Other Events.

Pursuant to the Company’s at-the-market program, the Company has sold 4,513,920 shares of common stock aggregating approximately $45.1 million in gross proceeds from November 10, 2010 through December 10, 2010.  The sales were made in accordance with the Company’s equity distribution agreements with each of Barclays Capital Inc., RBC Capital Markets, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, and KeyBanc Capital Markets Inc., each dated November 10, 2010, relating to sales of up to 9,750,000 shares of our common stock.  The Company has suspended sales of its common stock under its at-the-market program.  Pursuant to the terms of a lock-up agreement with the initial purchasers of a private placement of convertible notes separately announced today, the Company cannot issue or sell equity-linked securities for 30 days, and the at-the-market program will continue to be suspended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Prospect Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation
Dated: December 16, 2010	By:	/s/ John F. Barry III
John F. Barry III
Chief Executive Officer